                                                                     Exhibit 4.1




                     WILSHIRE FINANCIAL SERVICES GROUP INC.

                                       TO

                         BANKERS TRUST COMPANY, Trustee

                          13% SERIES A NOTES DUE 2004

                        ________________________________



                                   INDENTURE


                          Dated as of August 15, 1997


                        ________________________________

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1     Definitions............................................  1
Section 1.2     Compliance Certificates and Opinions................... 24
Section 1.3     Form of Documents Delivered to Trustee................. 25
Section 1.4     Acts of Holders, Record Dates.......................... 25
Section 1.5     Notices, Etc., to Trustee and Company.................. 27
Section 1.6     Notice to Holders; Waiver.............................. 27
Section 1.7     Conflict with Trust Indenture Act...................... 28
Section 1.8     Effect of Headings and Table of Contents............... 28
Section 1.9     Successors and Assigns................................. 28
Section 1.10    Separability Clause.................................... 28
Section 1.11    Benefits of Indenture.................................. 28
Section 1.12    Governing Law, Choice of Forum......................... 29
Section 1.13    Legal Holidays......................................... 30

                                  ARTICLE TWO

                                   NOTE FORMS

Section 2.1     Forms Generally........................................ 31
Section 2.2     Form of Face of Initial Note, Exchange
                Note and Private Exchange Note......................... 31
Section 2.3     Form of Reverse of Initial Note, Exchange
                Note and Private Exchange Note......................... 35
Section 2.4     Form of Trustee's Certificate of Authentication........ 39
Section 2.5     Form of Assignment and Election to Purchase............ 39

                                 ARTICLE THREE

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                                   THE NOTES

Section 3.1     Global Note:  Depositary............................... 43
Section 3.2     Certificated Notes..................................... 43
Section 3.3     Amount................................................. 43
Section 3.4     Denominations.......................................... 43
Section 3.5     Execution, Authentication, Delivery and Dating......... 43
Section 3.6     Temporary Notes........................................ 44
Section 3.7     Note Registrar; Transfer and Exchange.................. 45
Section 3.8     Mutilated, Destroyed, Lost and Stolen Notes............ 46
Section 3.9     Payment of Interest; Interest Rights Preserved......... 47
Section 3.10    Persons Deemed Owners.................................. 48
Section 3.11    Cancellation........................................... 48
Section 3.12    Computation of Interest................................ 49
Section 3.13    Special Transfer Provisions............................ 49
Section 3.14    CUSIP Number........................................... 52

                           ARTICLE FOUR

              BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE

Section 4.1     Applicability of Article............................... 52
Section 4.2     Book-Entry Provisions For Global Note.................. 52

                              ARTICLE FIVE

                                REMEDIES

Section 5.1     Events of Default...................................... 54
Section 5.2     Acceleration of Maturity; Rescission
                 and Annulment......................................... 55
Section 5.3     Collection of Indebtedness and Suits
                 for Enforcement by Trustee............................ 56
Section 5.4     Trustee May File Proofs of Claim....................... 57
Section 5.5     Trustee May Enforce Claims Without
                 Possession of Notes................................... 58
Section 5.6     Application of Money Collected......................... 58
Section 5.7     Limitation on Suits.................................... 58

Section 5.8     Unconditional Right of Holders to Receive Principal,
                 Premium and Interest.................................. 59
Section 5.9     Restoration of Rights and Remedies..................... 59
Section 5.10    Rights and Remedies Cumulative......................... 60
Section 5.11    Delay or Omission Not Waiver........................... 60
Section 5.12    Control by Holders..................................... 60
Section 5.13    Waiver of Past Defaults................................ 61
Section 5.14    Undertaking for Costs.................................. 61
Section 5.15    Waiver of Usury, Stay or Extension Laws................ 61

                           ARTICLE SIX

                           THE TRUSTEE

Section 6.1     Certain Duties and Responsibilities.................... 62
Section 6.2     Notice of Defaults..................................... 62
Section 6.3     Certain Rights of Trustee.............................. 63
Section 6.4     Not Responsible for Recitals or Issuance of Notes...... 64
Section 6.5     May Hold Notes......................................... 64
Section 6.6     Money Held in Trust.................................... 64
Section 6.7     Compensation and Reimbursement......................... 65
Section 6.8     Disqualification; Conflicting Interests................ 65
Section 6.9     Corporate Trustee Required; Eligibility................ 66
Section 6.10    Resignation and Removal; Appointment of Successor...... 66
Section 6.11    Acceptance of Appointment by Successor................. 67
Section 6.12    Merger, Conversion, Consolidation or Succession
                 to Business........................................... 68
Section 6.13    Preferential Collection of Claims Against Company...... 68
Section 6.14    Appointment of Authenticating Agent.................... 68

                          ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1     Company to Furnish Trustee Names and Addresses
                 of Holders; Trustee to Furnish Note Register.......... 71
Section 7.2     Preservation of Information; Communications to Holders. 71

Section 7.3     Reports by Trustee..................................... 72
Section 7.4     Reports by Company..................................... 72

                          ARTICLE EIGHT

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.1     Supplemental Indentures Without Consent of Holders..... 72
Section 8.2     Supplemental Indentures with Consent of Holders........ 73
Section 8.3     Execution of Supplemental Indentures................... 74
Section 8.4     Effect of Supplemental Indentures...................... 75
Section 8.5     Conformity with Trust Indenture Act.................... 75
Section 8.6     Reference in Notes to Supplemental Indentures.......... 75
Section 8.7     Notice of Supplemental Indenture....................... 75

                            ARTICLE NINE

                             COVENANTS

Section 9.1     Payment of Principal, Premium and Interest............. 75
Section 9.2     Maintenance of Office or Agency........................ 76
Section 9.3     Money for Notes Payments to Be Held in Trust........... 76
Section 9.4     Statement by Officers as to Default.................... 78
Section 9.5     Payment of Taxes and Other Claims...................... 78
Section 9.6     Maintenance of Properties.............................. 78
Section 9.7     Corporate Existence; Keeping of Books.................. 79
Section 9.8     Insurance.............................................. 79
Section 9.9     Net Worth Maintenance.................................. 79
Section 9.10    Limitations on Indebtedness............................ 80
Section 9.11    Liquidity Maintenance.................................. 82
Section 9.12    Limitations on Restricted Payments..................... 82
Section 9.13    Limitations on Dividends and Other
                 Payment Restrictions Affecting Subsidiaries........... 83
Section 9.14    Limitations on Transactions with Affiliates............ 84
Section 9.15    Limitations on Liens and Guarantees.................... 85
Section 9.16    Offer to Purchase upon a Change of Control Event....... 86

Section 9.17    Limitation on Certain Asset Sales...................... 88
Section 9.18    Payments for Consent................................... 90
Section 9.19    Waiver of Certain Covenants............................ 90

                           ARTICLE TEN

           MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

Section 10.1    Merger, Consolidation or Transfer of
                 Assets of the Company................................. 90
Section 10.2    Successor Substituted.................................. 91
Section 10.3    Notes to Be Secured in Certain Events.................. 91

                          ARTICLE ELEVEN

                       REDEMPTION OF NOTES

Section 11.1    Applicability of Article............................... 92
Section 11.2    Optional Redemption.................................... 92
Section 11.3    Election to Redeem Selection by Trustee of
                 Notes to Be Redeemed.................................. 92
Section 11.4    Notice of Redemption................................... 93
Section 11.5    Deposit of Redemption Price............................ 93
Section 11.6    Notes Payable on Redemption Date....................... 94
Section 11.7    Notes Redeemed in Part................................. 94

                          ARTICLE TWELVE

                Defeasance and Covenant Defeasance

Section 12.1    Option to Effect Legal Defeasance or
                 Covenant Defeasance................................... 94
Section 12.2    Legal Defeasance and Discharge......................... 95
Section 12.3    Covenant Defeasance.................................... 95
Section 12.4    Conditions to Legal or Covenant Defeasance............. 96
Section 12.5    Deposited Money and U.S. Government
                 Obligations To Be Held in Trust: Other
                 Miscellaneous Provisions.............................. 97
Section 12.6    Reinstatement.......................................... 98

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

Section 13.1    No Recourse Against Others............................. 98
Section 13.2    Execution in Counterparts.............................. 98

EXHIBIT A -     Form of Letter To Be Delivered in
                Connection with Transfers to Non-QIB
                Accredited Investors

EXHIBIT B -     Form of Letter To Be Delivered in
                Connection with Transfers Pursuant to
                Regulation S

          INDENTURE, dated as of August 15, 1997, between WILSHIRE FINANCIAL SERVICES GROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1776 SW Madison Street, Portland, Oregon 97205, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (herein called the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal benefit of the Holders of the Company's 13% Series A Notes due 2004 (the "Initial Notes"), and, if and when issued pursuant to a registered exchange offer for the Initial Notes, the Company's 13% Series B Notes due 2004 (the "Exchange Notes"), and, if and when issued pursuant to a private exchange for Initial Notes, the Company's 13% Series B Notes due 2004 bearing a restricted notes legend as provided in Section 2.2 (the "Private Exchange Notes" and, together with the Initial Notes and the Exchange Notes, the "Notes"):

                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

          Section 1.1    Definitions.
                         -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) the word "including" is not limiting;

          (6) references in this Indenture to any agreement, other document or law "as amended" or "as amended from time to time," or to "amendments" of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time, provided in the case of modifications to documents, such modifications are permissible under this Indenture; and

          (7) references in this Indenture to any law include regulations promulgated thereunder from time to time.

          "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

          "Agent Member" means a broker, dealer, bank or other financial institution or other Person for which or whom the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

          "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") by the Company or a Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Subsidiary of (a) any Capital Stock of any Subsidiary, (b) all or substantially all of the properties and assets of the Company and its Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Subsidiary, other than transactions in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of Article 10 or a merger, consolidation or other transfer between WCC and the Company, (ii) between or among the Company and its Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, or (iii) the gross proceeds of which do not exceed $1 million for any particular item. For purposes of this definition, the term "ordinary course of business" shall include, without limitation, (x) dispositions of collateral acquired by the Company through foreclosure or otherwise and (y) dispositions of Investment Assets through securitization, whole loan sales, foreclosure sales, compromise, discounted pay-off, real estate investment trusts or other transactions.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Notes.

          "Authorized Officer" means any officer of the Company designated by a Board Resolution to take certain actions as specified in this Indenture.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" means the board of directors or any duly authorized committee of that board. Unless otherwise indicated, "Board of Directors" means the Board of Directors of the Company.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, or by action of an Authorized Officer designated as such pursuant to a resolution of the Board of Directors of the Company, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

          "Change of Control Event" means an event or series of events by which


          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Principal Stockholders, is or becomes after the date of issuance of the Notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

          (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

               (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

     in each case, with the effect that a person or group, other than the Existing Principal Stockholders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office; or

          (d) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

          "Change of Control Purchase Date," "Change of Control Purchase Notice," "Change of Control Purchase Price" and "Change of Control Purchase Offer" are defined in Section 9.16.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board or its President, and by its Chief Financial Officer, its Controller or an Assistant Controller, and delivered to the Trustee, provided that for a written request or order specifying the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated or whether

Notes to be authenticated are to be Initial Notes, Exchange Notes or Private Exchange Notes, the signature of the Company's President alone shall be sufficient.

          "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

          "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period plus
(a) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (d) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period less (e) without duplication, non-cash items increasing Consolidated Net Income (Loss) of such Person for such period in each case, on a consolidated basis for such Person in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, other than interest expense on deposits, Permitted Acquisition Indebtedness and Permitted Repurchase Facilities, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

          "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period,
(ii) net income (or loss) of any Person combined with such Person or any of its

Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and (iv) solely for the purpose of determining Consolidated Net Income (Loss) in connection with the calculation of Restricted Payments permitted to be made hereunder, the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

          "Consolidated Net Worth" of any Person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP.

          "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at Four Albany Street, New York, New York 10006.

          "Covenant Defeasance" has the meaning specified in Section 12.3.

          "Credit Support" means credit support designed to enhance the likelihood of payment on securities issued in connection with a securitization of loans or other assets which are generally funded with the proceeds of such securitization, including without limitation subordination of certain classes of securities, insurance policies, representations and warranties, reserve funds, liquidity reserves, lost- and missing- note reserves and letters of credit.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

          "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.9.

          "Depositary" has the meaning specified in Section 3.1.

          "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

          "Event of Default" has the meaning specified in Section 5.1.

          "Excess Proceeds" has the meaning specified in Section 9.17(b).

          "Excess Proceeds Offer" has the meaning specified in Section 9.17(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" shall have the meaning specified in the first recital.

          "Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Existing Notes" means the Company's 13% Notes due 2004.

          "Existing Principal Stockholders" means, individually and collectively, Andrew A. Wiederhorn and Lawrence A. Mendelsohn and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the Voting Stock thereof.

          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a Board Resolution.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period, and
(ii) the product of (A) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles as in effect on the date of computation.

          "Global Note" means a Note bearing the global note legend prescribed in Section 2.2 evidencing all or part of the Notes, authenticated and delivered to the Depositary or its nominee, and registered in the name of such Depositary or nominee.

          "Global Note Holder" has the meaning specified in Section 3.1.

          "Governmental Approval" means an authorization, consent, approval, permit, license, registration or filing with any Governmental Authority.

          "Governmental Authority" with respect to any Person, means any nation (including an Indian nation), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction in each case, having jurisdiction or authority over such Person.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

          "Guarantor" means any person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, but excluding trade payables arising in the ordinary course of business,
(iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary minimum fixed repurchase price plus accrued and unpaid dividends) of such Person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duty authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Notes" shall have the meaning specified in the first recital.

          "Initial Purchaser" means Prudential Securities Incorporated.

          "Interest Payment Date" means the date on which any installment of interest on the Notes becomes due and payable, as provided in Section 2.2.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

          "Investment Assets" means mortgage loans, mortgage-backed securities, leases, manufactured housing loans, home equity loans, automobile loans, leases or installment contracts, credit card receivables, consumer receivables, foreclosed real estate and other financial assets.

          "Issue Date" means the date on which the Notes are originally issued.

          "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

          "Legal Defeasance" has the meaning specified in Section 12.2.

          "Legal Holiday" means any Saturday, Sunday or other day on which banks in the States of New York or Oregon are authorized or obligated by law or executive order to be closed for business.

          "Leverage Ratio" as of any date of determination means the ratio of
(i) the aggregate amount of all Indebtedness and Disqualified Capital Stock of the Company, excluding (A) Indebtedness and Guarantees thereof permitted to be incurred pursuant to Section 9.10 (e) (1), (2), (3), (6) and (7) hereof, (B) Hedging Obligations permitted to be incurred pursuant to Section 9.10(e)(13) hereof, and (C)Junior Indebtedness of the Company to (ii) the Consolidated Net Worth of the Company.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities,
(b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, upon repurchase or otherwise.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets that are the subject of such Asset Sale,
(d) amounts required to be paid to any person (other than the Company or any Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under Section 9.12 hereof, the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof

          "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness of such Person for which (i) the sole recourse for collection of principal and interest on such Indebtedness is against the specific assets identified in the instruments evidencing or securing such Indebtedness, (ii) such assets were acquired with the proceeds of such Indebtedness or such Indebtedness was incurred concurrently with the acquisition of such assets; and
(iii) no other assets (other than Credit Support) of such Person or of any other Person may be realized upon or in collection of principal or interest on such Indebtedness.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S of the Securities Act.

          "Note Register" and "Note Registrar" have the meanings specified in
Section 3.6.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer or the President, and by the Chief Executive Officer, the President, the Chief Financial Officer, the Controller or an Assistant Controller, of the Company (provided that no one person signs twice on behalf of the Company), and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 9.4 shall be the principal executive, financial or accounting officer of the Company. Unless otherwise indicted, "Officers' Certificate" means an Officers! Certificate of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

          "OTS" means the Office of Thrift Supervision or any successor thereto.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Notes owned by the Company or any other obligor on the Notes or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company.

          "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes, including the Existing Notes.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company or, if the Company is acting as its own Paying Agent the Company.

          "Permitted Acquisition Indebtedness" means any secured funding arrangement with a financial institution or other lender to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of loans, real estate owned or other financial assets by the Company or a Subsidiary.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens imposed by law and arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, progress payments, development obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or otherwise constituting a liability in accordance with GAAP);
(v) with respect to property of the Company or any Subsidiary, Liens granted on such property or assets in favor of the Person from whom the Company or such Subsidiary acquired such property or assets which Liens secure the payment of a contingent portion of the purchase price of such property so long as such Liens are granted and such arrangement is entered into in the ordinary course of business of the Company (vi) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings; (vii) easements, rights-of-way, restrictions, homeowners association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the ordinary course of business of the Company or any Subsidiary or the value of such real property for the purpose of such business; (ix) Liens in favor of the Company or any Subsidiary that is a Wholly Owned Subsidiary of the Company; (x) Liens existing on the Closing Date;
(xi) Liens securing Non-Recourse Indebtedness of the Company or a Subsidiary thereof, (xii) Liens with respect to the property or assets of the Company or a Subsidiary securing Indebtedness permitted to be incurred pursuant to Section
9.10 (e)(1), (2), (3), (6) and (7) hereof, (xiii) Liens granted after the Issue Date on any assets or Capital

Stock of the Company or its Subsidiaries created in favor of the Holders; (xiv) Liens with respect to the property or assets of a Subsidiary granted by such Subsidiary to the Company to secure Indebtedness owing to the Company, (xv) Liens securing Indebtedness which is incurred to refinance Permitted Indebtedness, provided that such Liens constitute Permitted Liens under this clause (xv) only to the extent that they do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced; (xvi) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company or any of its Subsidiaries; (xvii) other Liens securing obligations not exceeding $1,000,000 in the aggregate; and (xviii) Liens securing Hedging Obligations of the Company or such Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations.

          "Permitted Payment" means, so long as no Default or Event of Default is continuing,

          (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (d)(iii) of Section 9.12 hereof, and

          (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness by the Company (such a transaction, a "refinancing"); provided, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Notes; and (iii) is (A) made expressly subordinated to or pari passu with the Notes to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

          "Permitted Repurchase Facilities" includes purchase and sale facilities pursuant to which the Company or a Subsidiary sells loans, real estate owned or other financial assets to a financial institution or other entity and agrees to repurchase such loans real estate owned or financial assets.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Place of Payment" means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 9.2.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

          "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" shall have the meaning specified in the first recital.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

          "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement dated August 15, 1997, between the Company and the Initial Purchaser.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes means the June 15 or December 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

          "Regulatory Capital Requirements" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Savings Banks pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, or such higher amount of capital as either Savings Bank, respectively, is required to maintain in order to meet any individual minimum capital standard applicable to the Savings Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3
or to comply with any enforcement action, including but not limited to the Cease and Desist Orders issued October 31, 1996 to each Savings Bank by the OTS, issued pursuant to 12 U.S.C. Section 1818(b) (and any amendment to any of the foregoing) or any successor law or regulation.

          "Responsible Officer" when used with respect to the Trustee shall mean any officer within the Corporate Trust and Agency Group (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" means

          (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

          (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person); or

          (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness.

          "Savings Banks" mean First Bank of Beverly Hills, F.S.B. and Girard Savings Bank F.S.B.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, real estate owned or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust, real estate mortgage investment conduit, real estate investment trust or collateralized bond obligation.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

          "Significant Subsidiary" means, with respect to any Person, any consolidated Subsidiary of such Person for which the net income of such Subsidiary was more than 25% of the Consolidated Net Income of such Person in both of the two prior fiscal years.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.9.

          "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof

          "Successor Company" has the meaning specified in Section 10.1.

          "Tax Allocation Agreement" means the tax allocation agreement, dated as of December 24, 1996, by and among the Company and its Subsidiaries, without regard to any amendments, supplements or other modifications thereof after the date hereof.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the restricted notes legend set forth in Section 2.2.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is further amended after such date, "Trust Indenture Act" means, to the extent required by any such further amendment, the Trust Indenture Act of 1939 as theretofore amended and as so further amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes shall mean the Trustee with respect to the Notes.

          "Unsecured Debt Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Indebtedness (including any Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Unsecured Debt Coverage Ratio is being calculated but prior to the event for which the calculation of the Unsecured Debt Coverage Ratio is made (the "Calculation Date"), then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period, including an assumption of investment returns at the rate equal to the higher of the six-month Treasury bill rate or six-month LIBOR at the beginning of such four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president (but shall not include any assistant vice president), whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

          "WCC" means Wilshire Credit Corporation, a Nevada corporation.

          "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          Section 1.2    Compliance Certificates and Opinions.
                         ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

          Every certificate or opinion (other than the Officers' Certificate delivered under Section 9.4 hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.3    Form of Documents Delivered to Trustee.
                         --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions-or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1.4  Acts of Holders, Record Dates.
                       -----------------------------

          (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective upon action by the requisite percentage of Holders when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than this individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (3) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders Notes, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (4) The ownership of Notes shall be proved by the Note Register.

          (5) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (6) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

          Section 1.5    Notices, Etc., to Trustee and Company.
                         -------------------------------------

          Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust & Agency Group, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Lawrence A. Mendelsohn.

          Section 1.6    Notice to Holders; Waiver.
                         -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Section 1.7    Conflict with Trust Indenture Act.
                         ---------------------------------

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 1.8    Effect of Headings and Table of Contents.
                         ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof

          Section 1.9    Successors and Assigns.
                         ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 1.10   Separability Clause.
                         -------------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.11   Benefits of Indenture.
                         ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (a) the parties hereto and their successors hereunder and (b) the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.12   Governing Law, Choice of Forum.
                         ------------------------------

          (A) THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          (B) THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) The Company hereby appoints CT Corporation Systems (the "Process
                                                                       -------
Agent," which has consented thereto) with offices on the date hereof at 1633
-----
Broadway, New York, New York 10019, as Process Agent to receive for and on behalf of the Company service of process in the County of New York relating to this Indenture and the Notes. The Company agrees to secure the services of the Process Agent consistent with this Section 1.12(c) until the Stated Maturity of the Notes. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF THE COMPANY AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON THE COMPANY, SUFFICIENT FOR

PERSONAL JURISDICTION, 10 DAYS AFTER MAILING, AND SHALL BE LEGAL AND BINDING UPON THE COMPANY FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO THE COMPANY OR ANY FAILURE ON THE PART OF THE COMPANY TO RECEIVE THE SAME. The Company confirms that it has instructed the Process Agent to mail to the Company, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at the Company's address set forth in the first paragraph of this instrument, or to such other address as the Company may notify the Process Agent in writing. The Company agrees that it will at all times maintain a process agent to receive service of process in the County of New York on its behalf with respect to this Indenture and the Notes. If for any reason the Process Agent or any successor thereto shall no longer serve as such process agent or shall have changed its address without notification thereof to the Trustee, the Company, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute process agent acceptable to the Trustee in the County of New York and advise the Trustee thereof or notify the Trustee of the new address, respectively.

          (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 1.13   Legal Holidays.
                         --------------

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                 ARTICLE TWO

                                   NOTE FORMS

          Section 2.1  Forms Generally.
                       ---------------

          The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          The certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          Section 2.2  Form of Face of Initial Note, Exchange
                       --------------------------------------
                       Note and Private Exchange Note.
                       ------------------------------

                            [GLOBAL NOTE LEGEND]/1/

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO WILSHIRE FINANCIAL SERVICES GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER

---------------------------

      /1/Include this language if the Note is to be issued in global form.

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [RESTRICTED NOTES LEGEND]/2/

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BANKERS TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE

------------------------

/2/. Include this language if the Note is an Initial Note or a Private Exchange Note.

EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE),
(D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO BANKERS TRUST COMPANY, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO BANKERS TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE.

                              [GENERAL LEGEND]/3/

THIS NOTE IS NOT A SAVINGS ACCOUNT OR SAVINGS DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

------------------------

/3/Include this language on all Notes.

                     WILSHIRE FINANCIAL SERVICES GROUP INC.

                          13% Series A Notes due 2004

No. . . . . . . . . . . . . .                             $. . . . . . . . . . .

          Wilshire Financial Services Group Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ________________________________ Dollars on August 15, 2004, and to pay interest thereon from August 15, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on August 15 and February 15 in each year, commencing February 15, 1998, at the rate of 13% per annum, until the principal hereof is paid or made available for payment, and at the rate of 1% over the rate set forth above per annum on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the August 1 or February 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          All payments of principal (and premium, if any) and interest on this Note shall be made by the Company in immediately available funds; provided, however, that should, in accordance with the terms of the Indenture, principal, premium, if any, or interest on the Notes not be paid in immediately available funds, such payment may be paid by check drawn on a bank in The City of New York and mailed to the address of the Person entitled thereto as such address shall appear in the Note

Register. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, Borough of Manhattan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                WILSHIRE FINANCIAL SERVICES GROUP INC.

                                By__________________________________________

Attest:

_________________________


          Section 2.3  Form of Reverse of Initial Note, Exchange
                       -----------------------------------------
                       Note and Private Exchange Note.
                       ------------------------------

          This Note is one of a duly authorized issue of Notes of the Company (herein called the "Notes"), issued under an Indenture, dated as of August 15, 1997 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof, limited in aggregate principal amount up to $100,000,000.

          The Notes may not be redeemed prior to August 15, 2002 except as set forth herein. On or after such date, the Notes may be redeemed upon not less than 30 days' and not more than 60 days' notice by mail, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning August 15, of the years indicated,

                                                Redemption
               Year                             Price
               ----                             ----------

               2002                             106.50%

               2003                             103.25%

together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          In addition, the Company may redeem, at its option, up to 35% of the original aggregate principal amount of the Notes at any time and from time to time prior to August 15, 2000, with the Net Cash Proceeds received by the Company from one or more public sales of Qualified Capital Stock at a Redemption Price of 113% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon; provided however, that at least 65% of the original aggregate principal amount of Notes must remain outstanding after each such redemption; and provided, further, that such redemption must occur within 60 days after the closing date of any such public sale of Qualified Capital Stock.

          The Notes will not have the benefit of any sinking fund.

          In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon a Change of Control Event, the Holder of this Note will have the right to cause the Company to repurchase all or any part of this Note at a repurchase price equal to 101% of the principal amount of this Note plus accrued interest to the date of purchase (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

          In the event of certain Asset Sales, the Company will make an offer to purchase from the Holders of the Notes, on a pro rata basis, the maximum aggregate principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds therefrom at a price equal to 100% of the principal amount of such Notes, plus accrued interest thereon, if any, to the date of such purchase.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be Affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          [Pursuant to the Registration Rights Agreement, the Company has certain obligations regarding an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 13% Series B Notes due 2004 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as this Note (other than certain restrictions on transfers). Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Within five days after the occurrence of an event so resulting in such additional interest payments, the Company shall provide the Trustee with an Officers' Certificate describing such event and providing the Trustee with all necessary details relating to the payment of such interest, including, without limitation, the interest rate, the effective date of such interest rate and the method of calculating interest.]/4/

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and, any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

-------------------------

/4/.  Include this language if the Note to be issued is an Initial Note.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Section 2.4  Form of Trustee's Certificate of Authentication.
                       -----------------------------------------------

          The Trustee's certificates of authentication, which shall appear on the face of the Note, shall be in substantially the following form:

          This is one of the Notes designated and referred to in the within-mentioned Indenture.

                                  BANKERS TRUST COMPANY, as Trustee

                                  By_____________________________________
                                            Authorized Officer

          Section 2.5  Form of Assignment and Election to Purchase.
                       -------------------------------------------

          Each Note shall include the following form of Assignment and Option of Holder to Elect Purchase:

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto

_____________________________________________________
(Print or type transferee's name, address and zip code)

_____________________________________________________
(Print or type transferee's Soc. Sec. or tax I.D. No.)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:

____________________________________________    _______________________________
Signature of Holder                                     Signature Guaranteed:

NOTICE:  The signature to the foregoing
Assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

[In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)  [ ]   to the Company or any Subsidiary thereof; or

(2)  [ ]   pursuant to an effective registration statement under the Securities
           Act; or

(3)  [ ]   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)  [ ]   to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the note evidenced thereby (the form of which letter can be obtained from the Trustee); or

(5)  [ ]   outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act; or

(6)  [ ]   pursuant to Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is
                           --------  -------
checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.]/5/


                                                Signature



Signature Guarantee:

NOTICE:  The signature to the foregoing
must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.



            TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

----------------------

/5/Include this language if the Note to be issued is an Initial Note or Private
   Exchange Note.

Dated:
                         NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

In connection with the Change of Control Purchase Offer made pursuant to Section
9.16 of the Indenture or an Excess Proceeds Offer made pursuant to Section 9.17 of the Indenture, and subject to the terms and conditions set forth therein, the undersigned hereby elects to have


[ ]     the entire principal amount of this Note repurchased by the Company.


[ ]     $ ______________________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Note repurchased by the Company.

The undersigned hereby directs the Trustee or Paying Agent to pay it an amount in cash equal to 101% of the principal amount indicated in the applicable preceding sentence (in the case of a Change of Control Purchase Offer) or 100% of said principal amount (in the case of an Excess Proceeds Offer), plus, in each case, accrued and unpaid interest on such principal amount to the date of purchase.

Dated:


_____________________________________           _______________________________
Signature of Holder                             Signature Guarantee:

NOTICE:  The signature to the
foregoing must correspond to the
name as written upon the face of this
Note in every particular, without
alteration or any change whatsoever.


               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


    The following increases or decreases in this Global Note have been made:

Date of      Amount of decrease in     Amount of increase in     Principal amount of this   Signature of authorized

Exchange    Principal Amount of this  Principal Amount of this  Global Note (following      officer of Trustee or
            Global Note               Global Note               such decrease or increase)  Securities Custodian

                                 ARTICLE THREE

                                   THE NOTES

              Section 3.1  Global Note:  Depositary.
                           ------------------------

          Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of a single permanent Global Note, which will be deposited on the Issue Date with The Depository Trust Company or any successor thereto (the "Depositary"), or the Trustee on its behalf, and registered in the name of the Depositary's nominee, as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder") and shall bear the global note legend and restricted note legend set forth in Section 2.2.

              Section 3.2  Certificated Notes.
                           ------------------

          Except as otherwise provided in Section 3.13 and 4.2, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are IAIs and are not QIBs will receive certificated Notes; provided, however, that upon transfer of such certificated Notes to a QIB, such certificated Notes will, unless the Global Note has previously been exchanged for certificated notes, be exchanged for an interest in a Global Note pursuant to the provisions of Section
3.7 and 3.13.

              Section 3.3  Amount.
                           ------

          Subject to Section 3.6, 3.7, 3.8, 9.16 or 11.7, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture at any one time is $100,000,000; provided, however, that the aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000 except as provided in Section 3.8.

              Section 3.4  Denominations.
                           -------------

          The Notes shall be issuable in registered form without coupons in denominations of $ 1,000 and any integral multiple thereof.

              Section 3.5  Execution, Authentication, Delivery and Dating.
                           ----------------------------------------------

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries or one of its Vice Presidents. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. The Trustee shall authenticate and make available for delivery (i) Initial Notes for original issue in an aggregate principal amount not to exceed $100,000,000 and (ii) Exchange Notes or Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes in accordance with the terms of the Registration Rights Agreement.

              Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer of the Trustee or an Authenticating Agent, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

              Section 3.6  Temporary Notes.
                           ---------------

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such tenor.

              Section 3.7  Note Registrar; Transfer and Exchange.
                           -------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          Subject to the provisions of Section 3.13, upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.6, 9.16 or 11.7 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              Section 3.8  Mutilated, Destroyed, Lost and Stolen Notes.
                           -------------------------------------------

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

              Section 3.9  Payment of Interest; Interest Rights Preserved.
                           ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest. All payments of interest on any Notes shall be made by the Company in immediately available funds; provided, however, that should, in accordance with the terms of the Indenture, interest on the Notes not be paid in immediately available funds, such payment may be paid by check drawn on a bank in The City of New York and mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

              Section 3.10   Persons Deemed Owners.
                             ---------------------

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium, if any, and (subject to Section 3.9) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under this Indenture of any Notes evidenced by the Global Note for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under this Indenture and the Notes. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under this Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

              Section 3.11   Cancellation.
                             ------------

          All Notes surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and the Trustee shall deliver to the Company a certificate with respect to such destruction.

              Section 3.12   Computation of Interest.
                             -----------------------

              Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

              Section 3.13   Special Transfer Provisions.
                             ---------------------------

          (a) Transfers to Non-QIB IAIs and Non-U.S. Persons.  The following
              ----------------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to any IAI which is not a QIB or to any Non-U.S.
Person:

          (i) the Note Registrar shall register the transfer if (x) the requested transfer is two years after the date of this Indenture or (y) (1) in the case of a transfer to an IAI which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit A hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit B hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Note Registrar's procedures,

whereupon (a) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding certificated Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more certificated Notes of like tenor and amount.

          (b) Transfers to QIBs.  The following provisions shall apply  with
              -----------------
respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of certificated Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
     Note in an amount equal to the principal amount of the certificated Notes to be transferred, and the Trustee shall cancel the certificated Notes so transferred.

          (c)  Restricted Notes Legend.  Except as permitted by the following
               -----------------------
paragraphs (i) through (iv), each Initial Note and Private Exchange Note shall bear the restricted notes legend set forth in Section 2.2.

          (i) Upon the transfer, exchange or replacement of Notes not bearing the restricted notes legend set forth in Section 2.2, the Note Registrar shall deliver Notes that do not bear the restricted notes legend. Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Note Registrar shall deliver only Notes that bear the restricted notes legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this
     Section 3.13 exist, (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (ii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, the requirements requiring that any such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Note, as applicable.

          (iii) Upon the consummation of an Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted notes legend set forth in Section 2.2 will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Exchange Offer.

          (iv) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted notes legend set forth in Section 2.2 will be available to any Holder that exchanges such Initial Notes in such Private Exchange.

          (d) General.  By its acceptance of any Transfer Restricted Note, each
              -------
Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the restricted notes legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 4.2 or this Section 3.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

          Section 3.14  CUSIP Number.
                        ------------

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                                  ARTICLE FOUR

                     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE

          Section 4.1    Applicability of Article.
                         ------------------------

          Each Global Note shall be subject to this Article Four.

          Section 4.2    Book-Entry Provisions For Global Note.
                         -------------------------------------

          (a) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Any Holder of the Global Note, by acceptance of such Global Note, shall agree that the transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for individual Notes represented thereby, the Global Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in the Global Note (each an "Interest") may be transferred to one beneficial owner or to another Agent Member or exchanged for definitive Notes in accordance with the rules and procedures of the Depositary and the provisions of this Indenture. In addition, definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note or is no longer eligible to serve as Depositary pursuant to the terms of this Indenture and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of definitive Notes under this Indenture; or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to any Notes represented by the Global Note; and the Trustee, upon receipt of a Company Order in accordance with
Section 3.5, shall authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. If specified by the Company pursuant to Section 3.5, the Depositary may surrender a Global Note in exchange in whole or in part for Notes of like tenor and terms and in definitive form on such terms as are acceptable to the Company, the Trustee and the Depositary.

          (c) In connection with the transfer of the Global Note to beneficial owners pursuant to the third sentence of paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee upon receipt of a Company Order for the authentication and delivery of certificated Notes shall authenticate and deliver, without service charge:

               (i) to the Depositary or to each Person specified by such Depositary a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Persons beneficial interest in the Global Note; and

               (ii) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes delivered to Holders thereof.

          Notwithstanding any other provision of this Indenture, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Global Note shall also be a Global Note and shall bear the global note legend specified in Section 2.2 except for any Note authenticated and delivered in exchange for, or upon registration of transfer of, a Global Note pursuant to the preceding sentence.

          (d) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (e) At any such time as all beneficial interests in the Global Note have either been exchanged for Notes in definitive form, redeemed, repurchased or canceled, such Global Note shall be canceled by the Trustee.

                                 ARTICLE FIVE

                                   REMEDIES

          Section 5.1   Events of Default.
                        ------------------

          An "Event of Default" as used herein is any one of the following:

          (a) failure by the Company to pay interest on any Note when due and payable, if such failure continues for a period of 30 days;

          (b) failure by the Company to pay principal of any Note when due and payable at Stated Maturity or upon redemption, acceleration or otherwise;

          (c) failure by the Company to comply with any other agreement or covenant contained in this Indenture (other than a default specified in clause
(a) or (b) above) if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding;

          (d) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case where the aggregate principal amount of such Indebtedness so unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Net Worth at the quarter end preceding the end of such grace period or such acceleration;

          (e) failure by, as the case may be, either or both of the Savings Banks to comply with any of their Regulatory Capital Requirements; provided, that an Event of Default under this clause (e) shall not be deemed to have occurred (i) during the 60 day period following the first day on which either or both of the Savings Banks, as the case may be, fails or fail to comply with any of their Regulatory Capital Requirements, if within such 60 day period the Savings Bank or the Savings Banks files or file a capital plan or plans with the OTS, (ii) during the 90 day period following the initial submission of a capital plan or plans to the OTS by either or both of the Savings Banks, as the case may be, (or, if the OTS notifies the Savings Bank or Savings Banks in writing that it needs a longer period of time to determine whether to approve such capital plan or plans, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Savings Bank or Savings Banks of its determination not to approve such capital plan or plans, or (iii) during the period that the Savings Bank is, or the Savings Banks are, as the case may be, operating in material compliance with a capital plan or plans approved by the OTS;

          (f) existence of one or more judgments against the Company or either of the Savings Banks or any of their Subsidiaries, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired, in excess, either individually or in the aggregate, of 5% of the Company's Consolidated Net Worth as of the quarter end preceding the end of such 60-day period; or

          (g) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) shall take possession of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary without the consent of the Company or such Significant Subsidiary, respectively, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of the Company or the Significant Subsidiary or for any substantial part of the property of the Company or the Significant Subsidiary, or ordering the winding-up or liquidation of the affairs of the Company or the Subsidiary, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days, or the Company or the Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of the Company or the Significant

Subsidiary or of any substantial part of the property of the Company or the Significant Subsidiary, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

          Section 5.2  Acceleration of Maturity; Rescission and Annulment.
                       --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in clause (g) of Section 5. 1) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If any Event of Default specified in clause (g) of Section 5.1 occurs, the principal amount of all of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Notes,

               (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

          (2) all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Section 5.3    Collection of Indebtedness and Suits for Enforcement by
                         -------------------------------------------------------
     Trustee.
     -------

          The Company covenants that if

          (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (or, at the direction of Holders of not less than 25% of the Outstanding Notes shall), in addition to any other remedies available to it, institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 5.4    Trustee May File Proofs of Claim.
                         --------------------------------

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under
Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' or other similar committee.

          Section 5.5    Trustee May Enforce Claims Without Possession of Notes.
                         ------------------------------------------------------

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 5.6    Application of Money Collected.
                         ------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.7; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

          Section 5.7    Limitation on Suits.
                         -------------------

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.


          Section 5.8    Unconditional Right of Holders to Receive Principal,
                         ----------------------------------------------------
                         Premium and Interest.
                         --------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional to receive payment of the principal of and any premium and (subject to Section 3.9) any interest on such Note on the Stated Maturity or maturities expressed in such Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 5.9    Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11   Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12   Control by Holders.
                         ------------------

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that.

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.


          Section 5.13   Waiver of Past Defaults.
                         -----------------------

          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of or any premium or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 5.14   Undertaking for Costs.
                         ---------------------

          The parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes on or after the Stated Maturity or maturities expressed in such Notes (or, in the case of redemption, on or after the Redemption Date).

          Section 5.15   Waiver of Usury, Stay or Extension Laws.
                         ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

          Section 6.1    Certain Duties and Responsibilities.
                         -----------------------------------

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. If an Event of Default occurs (and is not cured), the Trustee, in the exercise of its power, must use the degree of care of a prudent man in the conduct of his own affairs. Subject to the requirement in the foregoing sentence, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

          Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

          The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders or a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust power conferred upon the Trustee, under this Indenture.

          Section 6.2    Notice of Defaults.
                         ------------------

          If a Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default as to and to the extent provided in the Trust Indenture Act. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee determines that withholding notice is in the interest of the Holders.

          Section 6.3    Certain Rights of Trustee.
                         -------------------------

          Subject to the provisions of Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligent action, negligent omission or its willful misconduct; and

          (i) the Trustee shall not be charged with knowledge of any Event of Default under Section 5 (other than an Event of Default under Section 5.1(a) or
(b) if the Trustee is also the Paying Agent with respect to the Notes) hereof or the existence of any Subsidiary of the Company unless either (1) a Responsible Officer of the Trustee shall have actual knowledge thereof or (2) the Trustee shall have received notice thereof in accordance with Section 1.5 hereof from the Company or a Holder.

          Section 6.4    Not Responsible for Recitals or Issuance of Notes.
                         -------------------------------------------------

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 6.5    May Hold Notes.
                         --------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          Section 6.6    Money Held in Trust.
                         -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          Section 6.7    Compensation and Reimbursement.
                         ------------------------------

          The Company agrees:

          (1) to pay to the Trustee reasonable compensation as from time to time agreed with the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

          (3) to indemnify the Trustee (including its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder;

          (4) to secure the Company's obligations under this Section, the Trustee shall have a lien prior to the Notes upon all money or property held or collected by the Trustee in its capacity as Trustee, except for such money and property which is held in trust to pay principal (and premium, if any) or interest on particular Notes;

          (5) when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in Section 5.1(g), such expenses and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code or any similar federal or state law for the relief of debtors; and

          (6) that the provisions of this Section 6.7 shall survive the appointment of a successor trustee.

          Section 6.8    Disqualification; Conflicting Interests.
                         ---------------------------------------

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          Section 6.9    Corporate Trustee Required; Eligibility.
                         ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.10   Resignation and Removal; Appointment of Successor.
                         -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.11   Acceptance of Appointment by Successor.
                         --------------------------------------

          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument in writing accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument in writing transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

          Section 6.12   Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
     Business.
     --------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          Section 6.13   Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

          Section 6.14   Appointment of Authenticating Agent.
                         -----------------------------------

          The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof (but not upon original issuance or pursuant to Section 3.8), and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Notes designated and referred to in the within-mentioned Indenture.

                              BANKERS TRUST COMPANY
                                    as Trustee

                              By_______________________________
                                    As Authenticating Agent

                              By_______________________________
                                    Authorized Officer

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 7.1    Company to Furnish Trustee Names and Addresses of
                         -------------------------------------------------
     Holders; Trustee to Furnish Note Register.
     -----------------------------------------

          (a) The Company will furnish or cause to be furnished to the Trustee:

               (i) semi-annually, not later than five Business Days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and

               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

          (b) The Trustee shall furnish to the Company a copy of the list maintained as the Note Register from time to time as requested by the Company in writing.

          Section 7.2    Preservation of Information; Communications to Holders.
                         ------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          Section 7.3  Reports by Trustee.
                       ------------------

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending March 15 and shall be transmitted by the next succeeding May 15.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any securities exchange.

          Section 7.4    Reports by Company.
                         ------------------

          The Company shall file with the SEC and shall furnish to the Trustee and the Holders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and to provide to the Trustee and the Holders the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act and applicable to a US corporation subject to such sections, such information, documents and other reports to be filed and provided at the times specified for the filing of such information, documents and reports under such section. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

                                 ARTICLE EIGHT

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 8.1    Supplemental Indentures Without Consent of Holders.
                         --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that such uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

          (c) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company hereunder and under the Notes;

          (d) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Notes, or to make any other provisions with respect to matters or questions arising under this Indenture or under the Notes that shall not be inconsistent with the provisions of this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (e) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder;

          (f) to add any additional Events of Default;

          (g) to secure the Notes or add a Guarantor, or

          (h) to comply with any requirement of the SEC or state securities regulators in connection with the qualification of this Indenture under the Trust Indenture Act or any registration or qualification of the Notes under the Securities Act or state securities laws.

          Section 8.2    Supplemental Indentures with Consent of Holders.
                         -----------------------------------------------

          (a) With the written consent of the Holders of a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (A) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, premium, if any, or the rate of interest thereon or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity;

          (B) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with the provisions of this Indenture or Defaults hereunder and their consequences) provided for in this Indenture;

          (C) modify any provision of Section 11.2 or the definitions used therein if the effect of such modification or waiver is to decrease the amount of any payment required to be made by the Company thereunder or extend the maturity date of such payment;

          (D) modify any of the provisions of this Section 8.2 or Section 5.13 relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

          (E) except as otherwise permitted under the provisions of Article Ten, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

          (F) waive a default in payment with respect to the Notes (other than a default in payment that is due solely because of the acceleration of the Maturity of the Notes).

          (G) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act and such notice shall approve the substance thereof.

          Section 8.3    Execution of Supplemental Indentures.
                         ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 8.4  Effect of Supplemental Indentures.
                       ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby and entitled to the benefits thereof.

          Section 8.5    Conformity with Trust Indenture Act.
                         -----------------------------------

          Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 8.6    Reference in Notes to Supplemental Indentures.
                         ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          Section 8.7    Notice of Supplemental Indenture.
                         --------------------------------

          After an supplemental indenture hereunder becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture; provided, that the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

                                  ARTICLE NINE

                                   COVENANTS

          Section 9.1    Payment of Principal, Premium and Interest.
                         ------------------------------------------

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          The Global Note shall be included in the Same-Day Funds Settlement System or equivalent system of the Depositary until maturity to the extent such systems are available. Each Global Note will be paid in accordance with the provisions of Sections 2.2 and 3.9 hereof and the terms of the Notes.

          Section 9.2    Maintenance of Office or Agency.
                         -------------------------------

          The Company will maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment (a "Place of Payment") and where Notes may be surrendered for registration of transfer or exchange. Initially, the Company hereby designates the Corporate Trust Office for all such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall

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in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Section 9.3    Money for Notes Payments to Be Held in Trust.
                         --------------------------------------------

          If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes, deposit with a Paying Agent, in immediately available funds, a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

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          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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          Section 9.4  Statement by Officers as to Default.
                       -----------------------------------

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is, or was during the preceding year, in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be or shall have been in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than 5% of the Company's Consolidated Net Worth at the quarter end preceding the giving of such notice or taking of such action with respect to a claimed default), or if the Company fails to comply with any of its Regulatory Capital Requirements, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission, confirmed by delivery of the original, an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          Section 9.5    Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors) have been made.

          Section 9.6    Maintenance of Properties.
                         -------------------------

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          The Company will cause all properties owned by the Company or any
Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of its Board of Directors, desirable in the conduct of its business or the business of the Company or such Subsidiary and not disadvantageous in any material respect to the Holders.

          Section 9.7    Corporate Existence; Keeping of Books.
                         -------------------------------------

          Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the existence of any Subsidiary and any such right or franchise of the Company or any Subsidiary may be terminated if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not and is not reasonably likely to be disadvantageous in any material respect to the Holders.

          The Company shall keep, and cause each Subsidiary to keep, proper books and records, in which full and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Company and its Subsidiaries, in each case in accordance with GAAP.

          Section 9.8    Insurance.
                         ---------

          The Company will at all times maintain and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.

          Section 9.9    Net Worth Maintenance.
                         ---------------------

          On the Issue Date, and at all times thereafter determined at the end of each fiscal quarter, the Company shall maintain Consolidated Net Worth equal to (i) $40 million plus (ii) the cumulative amount equal to twenty-five percent (25%) of the Consolidated Net Income (but not

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loss), if any, of the Company and its Subsidiaries for each fiscal quarter commencing with the quarter ending September 30, 1997.

          Section 9.10  Limitations on Indebtedness.
                        ---------------------------

          (a) The Company shall not incur, directly or indirectly, any Indebtedness or issue any Disqualified Capital Stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Capital Stock if, on the date of such incurrence or issuance and after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio does not exceed 2.0 to 1.0.

          (b) The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of principal of the Notes.

          (c) The Savings Banks will not, and will not permit any of their Subsidiaries to, create or incur any Indebtedness or issue any Preferred Stock that in either case would qualify as regulatory capital for the Savings Banks under 12 C.F.R Part 567 or any successor regulation, except to the Company or its Subsidiaries or to the extent that after giving effect to the creation or incurrence of such Indebtedness or the issuance of such Preferred Stock the total of the Savings Banks' aggregate Indebtedness and Preferred Stock that qualifies as capital under 12 C.F.R. Part 567 does not exceed 65% of the Savings Banks' aggregate tangible common equity determined in accordance with GAAP.

          (d) The Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Disqualified Capital Stock.

          (e) The foregoing provisions shall not apply to:

               (1) Permitted Acquisition Indebtedness of the Company and its Subsidiaries;

               (2) Permitted Repurchase Facilities of the Company and its Subsidiaries;

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               (3) Guarantees by the Company of (1) and (2);

               (4) Intercompany Indebtedness between the Company and any of its Subsidiaries;

               (5) Incurrence by the Company of its obligations under the Notes;

               (6) Non-Recourse Indebtedness of the Company and its Subsidiaries;

               (7) Securities issued in a securitization by a Securitization Entity formed by or on behalf of the Company or its Subsidiaries, regardless of whether such securities are treated as indebtedness for tax purposes, provided that neither the Company nor any Subsidiary (other than the Securitization Entity formed solely for the purpose of such securitization) is directly or indirectly liable as a guarantor or otherwise (excluding the provision of Credit Support) for such securities or obligations of the Securitization Entity;

               (8) Deposit liabilities of any insured depository Subsidiary;

               (9) Unsecured Indebtedness of the Savings Banks having an initial term to maturity in excess of one year, provided, however, that such Indebtedness shall be considered to be Indebtedness of the Company for the purpose of the Leverage Ratio;

               (10) Unsecured working capital loans of Subsidiaries, not to exceed $5.0 million in the aggregate, provided, however, that such Indebtedness shall be considered to be Indebtedness of the Company for the purpose of the Leverage Ratio;

               (11) Acquired Indebtedness of Subsidiaries, provided, however, that such Acquired Indebtedness shall be considered to be Indebtedness of the Company for the purpose of the Leverage Ratio;

               (12) Indebtedness secured by Permitted Liens; or

               (13) Hedging Obligations directly related to: (i) Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to this Indenture; (ii) loans held by the Company or its Subsidiaries pending sale; or (iii) loans with respect to which the

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     Company or any Subsidiary has an outstanding purchase offer or commitment, financing commitment or security interest.

          (f) For purposes of determining compliance with the foregoing covenant: (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and be required to include the amount and type of such Indebtedness in one of the above clauses; and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          Section 9.11  Liquidity Maintenance.
                        ---------------------

          The Company shall, at all times when the Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the Notes on the next two succeeding semi-annual Interest Payment Dates. Liquid Assets of a Subsidiary (other than the Savings Banks or other depository institution Subsidiary) may be included in such calculation only to the extent that such Liquid Assets may at such time be distributed to the Company without restriction or notice to any Person. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self insurance maintained by the Company.

          Section 9.12   Limitations on Restricted Payments.
                         ----------------------------------

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

          (a) a Default or Event of Default shall have occurred and be continuing; or

          (b) either Savings Bank would fail to meet any of the Regulatory Capital Requirements; or

          (c) the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant set forth in Section 9.11 hereof; or

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          (d) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the relevant Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) declared and made after the Issue Date would exceed the sum of

          (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company and its Subsidiaries accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the Issue Date occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

          (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the Issue Date; plus

          (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the Issue Date; plus.

          (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the Issue Date that is thereafter converted into or exchanged for Qualified Capital Stock of the Company; or

          (e) the Unsecured Debt Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment is less than 2.00 to 1.00, determined after giving effect to such Restricted Payment; provided, however, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or
(y) any Permitted Payment, or (z) tax sharing payments by the Company or any of its Subsidiaries pursuant to the existing Tax Allocation Agreement (or any subsequently adopted tax allocation agreement the terms of which are not materially less favorable in the aggregate to the Company than the terms of Tax Allocation Agreement).

          Section 9.13   Limitations on Dividends and Other Payment Restrictions
                         -------------------------------------------------------
     Affecting Subsidiaries.
     ----------------------

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          The Company will not, and will not permit any of its Subsidiaries
(other than a Securitization Entity) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to

          (a) pay any dividends or make any other distribution on its Capital Stock;

          (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

          (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any Subsidiary;

          other than, in the case of (a), (b) and (c),

          (1) restrictions imposed by Applicable Law or regulation or by the OTS or FDIC;

          (2) restrictions existing under agreements in effect on the date of this Indenture;

          (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

          (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

          (5) restrictions on the transfer of assets which are subject to Liens;

          (6) restrictions existing under agreements evidencing Permitted Acquisition Indebtedness or Permitted Repurchase Facilities of any Subsidiary that is formed for the sole purpose of acquiring or holding a portfolio of assets, if such Indebtedness (i) is made without recourse to, and with no cross-collateralization (which shall not include Guarantees), against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be; and

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          (7) restrictions existing under any agreement that refinances or replaces any of the agreements containing the restrictions in clauses (2),
     (3) and (6); provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

          Section 9.14   Limitations on Transactions with Affiliates.
                         -------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) unless: (i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the relevant Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $500,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company or such Subsidiary, as the case may be; and (iii) with respect to any transaction or series of related transaction involving aggregate payments in excess of $2,500,000, or in the event that no members of the relevant Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the Issue Date and any renewals or extensions thereof not involving modifications materially adverse to the Company or any Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business

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expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C.
Section 1468(b) and any rules and regulations of the OTS thereunder, (v) any Restricted Payment or Permitted Payment, (vi) any transaction or series of transactions in which the total amount involved does not exceed $125,000, or
(vii) services rendered and obligations incurred by the Company or any of its Subsidiaries pursuant to existing agreements or agreements between the Company and/or any of its Subsidiaries and WCC, and/or Affiliates of WCC entered into in connection with the closing of the initial public offering of the Company's common stock.

          Section 9.15   Limitations on Liens and Guarantees.
                         -----------------------------------

          The Company will not create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any of its assets (including the Capital Stock of any Subsidiary) as security for Indebtedness, without effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness.

          In addition, the Company will not permit any Subsidiary, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien (other than a Permitted Lien) to secure, any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or

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any other Subsidiary of the Company as a result of any payment by such
Subsidiary under its guarantees.

          Section 9.16   Offer to Purchase upon a Change of Control Event.
                         ------------------------------------------------

          (a) Upon the occurrence of a Change of Control Event, the Company will offer to repurchase (the "Change of Control Purchase Offer") all Notes from the Holders, and each Holder will have the right to require that the Company repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof (the "Change of Control Purchase Price") plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on an Interest Payment Date occurring prior to such Change of Control Purchase Date), in accordance with the provisions of this Section 9.16.

          (b) Within 30 days following any Change of Control Event, the Company shall mail a notice to each Holder with a copy to the Trustee (a "Change of Control Purchase Notice") stating:

          (i) that a Change of Control Event has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Change of Control Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders on the relevant Regular Record Date to receive interest on an Interest Payment Date occurring prior to the Change of Control Purchase Date);

          (ii) the circumstances and relevant facts regarding such Change of Control Event (including, in the case of any merger, consolidation or sale of all or substantially all assets, information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control Event);

          (iii) the Change of Control Purchase Date (which shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Purchase Notice is mailed);

          (iv) that unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Change of Control Purchase Date; and

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          (v) that Holders electing to have a Note purchased pursuant to any
     Change of Control Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice, at least three Business Days before the Change of Control Purchase Date.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Any such election shall be irrevocable.

          (d) On the Change of Control Purchase Date, all Notes purchased by the Company in a Change of Control Purchase Offer shall be delivered to the Trustee for cancellation, and the Company shall pay the Change of Control Purchase Price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) On or before the Change of Control Purchase Date, the Company will deliver to the Trustee an Officers' Certificate stating that the Notes purchased in the Change of Control Purchase Offer are accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Change of Control Purchase Date) pay to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes tendered by such Holder plus interest accrued thereon (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). The Company will publicly announce the results of the Change of Control Purchase Offer on the Change of Control Purchase Date.

          (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 9.16. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 9.16 by virtue thereof.

          Section 9.17   Limitation on Certain Asset Sales.
                         ---------------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries to, engage in any Asset Sale unless (i) the consideration received by the Company or such Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Subsidiary in respect of such Asset Sale consists of at least 85% cash or cash equivalents.

          (b) If the Company or any Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of such Net Asset Sale Proceeds to the repayment of Indebtedness (other than Junior Indebtedness) of the Company or a Subsidiary or
(ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Asset Sale Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Subsidiaries, as the case may be. If any such legally binding agreement to invest such Net Asset Sale Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Asset Sale Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii) above). The amount of such Net Asset Sale Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds"; provided, however, that any Excess Proceeds held at the Savings Banks shall be considered Excess Proceeds only to the extent that such Excess Proceeds may be distributed to the Company without restriction or approval by any regulatory authority (including the OTS).

          (c) If at any time the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 days thereafter, make an offer (an "Excess Proceeds Offer") to purchase from all Holders of Notes, in accordance with the procedures set forth below, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with such Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest thereon, if any, to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such portion of the Excess Proceeds that is not used to purchase Notes so tendered for general corporate purposes. If the aggregate principal amount of Notes tendered pursuant to such Exceeds Proceeds Offer is more than the amount of the Excess Proceeds, the Notes tendered will be purchased on a pro rata basis. Upon the closing of any purchase of Notes tendered pursuant to an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be zero.

          (d) Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (1) that the Excess Proceeds Offer is being made pursuant to this Section 9.17 and the length of time the Excess Proceeds Offer shall remain open; (2) the Offer Amount (as defined in paragraph (f) below), the purchase price and the Purchase Date (as defined in paragraph (f) below); (3) that any Note not tendered or accepted for payment shall continue to accrue interest; (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date; (5) that any Holder electing to have a Note purchased pursuant to the Excess Proceeds Offer shall be required to surrender the Note to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Company, depositary or paying agent, as the case may be, receives, not later than the expiration of the Offer Period (as defined in paragraph (f) below), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his or its election to have the Notes purchased; (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to an Excess Proceeds Offer.

          (e) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer in an aggregate principal amount equal to the Offer Amount, or, if Notes in an aggregate principal amount less than the Offer Amount have been tendered, all Notes or portion thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 9.17. The Company, depositary or paying agent, as the case may be, promptly (but in any case not later than five days after the Purchase Date) shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, the Company shall promptly issue a new Note, and the

Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

          (f) The Excess Proceeds Offer shall remain open for a period (the "Offer Period") of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. On a date that is no later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 9.17 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Exceeds Proceeds Offer.

          Section 9.18   Payments for Consent.
                         --------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is paid to all Holders that provide such consent or so waive or agree to amend.

          Section 9.19   Waiver of Certain Covenants.
                         ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 to 9.17, inclusive, with respect to the Notes if before the time of compliance the Holders of a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                  ARTICLE TEN

                  MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

          Section 10.1   Merger, Consolidation or Transfer of Assets of the
                         --------------------------------------------------
     Company.
     -------

          The Company shall not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company's obligations under the Notes and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness without violating Section 9.10(a) hereof; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent provided for herein relating to such transaction have been complied with.

          Section 10.2   Successor Substituted.
                         ---------------------

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 10.1, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company herein, and in the event of any such sale, assignment, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Successor Company), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

          Section 10.3   Notes to Be Secured in Certain Events.
                         -------------------------------------

          If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance, transfer, lease or other disposition of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien to secure Pari Passu Indebtedness or Junior Indebtedness, then unless such Lien could be created pursuant to Section 9.15 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, will as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with the Pari Passu Indebtedness or prior to the Junior Indebtedness which upon such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition is to become secured as to such property or assets by such Lien.

                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

          Section 11.1   Applicability of Article.
                         ------------------------

          Any redemption of Notes before their Stated Maturity shall be in accordance with their terms and in accordance with this Article.

          Section 11.2   Optional Redemption.
                         -------------------

          The Notes will not be redeemable prior to August 15, 2002, except as provided in the Form of Reverse of Note set forth in Section 2.3.

          Section 11.3   Election to Redeem Selection by Trustee of Notes to Be
                         ------------------------------------------------------
     Redeemed.
     --------

          Any election to redeem Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to this
Section 11.3.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          Section 11.4   Notice of Redemption.
                         --------------------

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

          All notices of redemption shall state:

               (1)  the Redemption Date,

               (2) the Redemption Price and accrued interest, if any,

               (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

               (4) that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

               (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

          Section 11.5   Deposit of Redemption Price.
                         ---------------------------

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

          Section 11.6   Notes Payable on Redemption Date.
                         --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.9.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall subject to Section
1.13 hereof, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

          Section 11.7   Notes Redeemed in Part.
                         ----------------------

          Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

          Section 12.1   Option to Effect Legal Defeasance or Covenant
                         ---------------------------------------------
     Defeasance.
     ----------

          The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 12.2 or 12.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article.

          Section 12.2   Legal Defeasance and Discharge.
                         ------------------------------

          Upon the Company's exercise under Section 12.1 hereof the option applicable to this Section 12.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.4, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 12.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes as and when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 3.6, 3.7, 3.8, 9.2, 9.3 and 9.5, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Authenticating Agent hereunder (including Section 6.7) and the Company's obligations in connection therewith and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3.

          Section 12.3   Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 12.1 of the option applicable to this Section 12.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.4, be released from its obligations under the covenants contained in Article Nine (except Sections 9.1, 9.2, 9.5 and 9.7) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          Section 12.4   Conditions to Legal or Covenant Defeasance.
                         ------------------------------------------

          The following shall be the conditions precedent to the effectiveness of any Legal Defeasance or Covenant Defeasance:

          (a) the Company shall (i) irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered cash in United States dollars, unencumbered U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date, and (ii) irrevocably instruct the Trustee to apply such cash and U.S. Government Obligations to such payments with respect to the Notes;

          (b) in the case of an election under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 12.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance has not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing (i) on the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article concurrently with such Incurrence) and (ii) insofar as Section 5.1(g) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (such condition not being satisfied until such 91st day);

          (e) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.8 or for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (h) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (i) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Outstanding Notes on the date of such deposit

          (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 12.5   Deposited Money and U.S. Government Obligations To Be
                         -----------------------------------------------------
     Held in Trust: Other Miscellaneous Provisions.
     ---------------------------------------------

          Subject to Section 12.6 all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section
12.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof.

          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 12.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 12.6   Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 12.2 or 12.3, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.2 or 12.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

          Section 13.1   No Recourse Against Others.
                         --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

          Section 13.2   Execution in Counterparts.
                         -------------------------

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              WILSHIRE FINANCIAL SERVICES GROUP
                              INC.


                              By:_______________________________
                                    Name: Lawrence A. Mendelsohn
                                    Title: President

Attest:

By:_______________________________
   Name:
   Title:



                              BANKERS TRUST COMPANY,
                              as Trustee

                              By:_______________________________
                                 Name:
                                 Title:
Attest:


By:_______________________________
     Name:
     Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          On the 15th day of August, 1997 before me personally came Lawrence A. Mendelsohn, to me known, who, being by me duly sworn, did depose and say that he is the President of Wilshire Financial Services Group Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              ____________________________________
                                         Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          On the 15th day of August, 1997 before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he is a _____________________ of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              ____________________________________
                                         Notary Public

                                                                       EXHIBIT A


                              Form of Letter To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                                      __________
                                                                         (Date)
Bankers Trust Company

Attention:     Corporate Trust Administration Department


               Re:  Wilshire Financial Services Group Inc.
                    (the "Company") 13% Series A Notes due 2004
                    (the "Securities")
                    ------------------                ---

Ladies and Gentlemen:

In connection with our proposed purchase of $_________ aggregate principal amount of the Securities, we confirm that:

          i. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 12, 1997, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the Offering Memorandum in the section entitled "Transfer Restrictions".

         ii. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of August 15, 1997 relating to the Securities and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        iii. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the later of the date of original issuance of the Securities and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of the Securities, we will do so only (i) to the Company or any of its subsidiaries,
               (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

        iv. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

         v. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

        vi. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

       vii. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, and not with a view to the distribution thereof.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,
                                    [Name of Purchaser]


                                    By:
                                         Name:
                                         Title:

                                                                       EXHIBIT B
                                                                       ---------


                         Form of Letter To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                         ------------------------------------



                                                     _____________________, ____


Bankers Trust Company

Attention:     Corporate Trust Administration Department

               Re:  Wilshire Financial Services Group Inc.
                    (the "Company") 13% Series A Senior Notes due 2004 (the "Securities")
                    ------------------                       ---

Dear Sirs:

          In connection with our proposed sale of $______________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts with respect to the proposed sale have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

                                    Very truly yours,

                                    [Name of Transferor]



                                    By:__________________________
                                         Authorized Signature

                                      B-2